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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8, to Registration Statement No. 333-52762 of Radian Group Inc. on Form S-4 of our reports dated March 10, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 1999.


/s/DELOITTE &TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 1, 2001